SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 7, 2002 (May 3, 2002)

Corrections Corporation of America
(Exact name of registrant as specified in its charter)

Maryland	0-25245	62-1763875
(State or other jurisdiction of	(Commission File	(I.R.S. Identification
incorporation)	Number)	Number)

10 Burton Hills Boulevard, Nashville, Tennessee 37215
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (615) 263-3000

Not Applicable
(Former name or former address, if changed since last report)

ITEM 5. Other Events.
ITEM 7(c). Exhibits.
SIGNATURES
INDENTURE DATED 5/3/02
FORM OF PROMISSORY NOTES AND GUARANTEES
THIRD AMENDED AND RESTATED CREDIT AGREEMENT
SECOND AMENDED AND RESTATED SECURITY AGREEMENT
REGISTRATION RIGHTS AGREEMENT
PRESS RELEASE

ITEM 5. Other Events.

Completion of Refinancing of Senior Indebtedness.

New Senior Secured Bank Credit Facility and Issuance of $250.0 Million Principal Amount 9 7/8% Senior Notes Due 2009.

     On May 3, 2002, Corrections Corporation of America, a Maryland corporation (the “Company”), completed the refinancing (the “Refinancing”) of its senior indebtedness through: (i) the refinancing of its previously existing senior secured bank credit facility (the “Old Senior Secured Bank Credit Facility”); and (ii) the offering of $250.0 million aggregate principal amount of its 9 7/8% Senior Notes due 2009 (the “9 7/8% Senior Notes”). The proceeds of the offering of the 9 7/8% Senior Notes were used: (a) to repay a portion of amounts outstanding under the Old Senior Secured Bank Credit Facility; (b) to purchase approximately $89 million of the Company’s existing 12% Senior Notes due 2006 (the “12% Senior Notes”) as described below; and (c) to pay related costs, fees and expenses.

     As part of the Refinancing, the Company obtained a new $715.0 million senior secured bank credit facility (the “New Senior Secured Bank Credit Facility”), which replaced the Old Senior Secured Bank Credit Facility. The New Senior Secured Bank Credit Facility is comprised of a $75.0 million revolving loan with a term of approximately four years (the “Revolving Loan Facility”), a $75.0 million term loan with a term of approximately four years (the “Term Loan A Facility”), and a $565.0 million term loan with a term of approximately six years (the “Term Loan B Facility”). All borrowings under the New Senior Secured Bank Credit Facility initially bear interest at a base rate or LIBOR plus 3.5%.

     The loans and other obligations under the New Senior Secured Bank Credit Facility are guaranteed by each of the Company’s domestic subsidiaries. The Company’s obligations under the New Senior Secured Bank Credit Facility and the guarantees are secured by: (i) a perfected first priority security interest in substantially all of the Company’s tangible and intangible assets and substantially all of the tangible and intangible assets of the Company’s subsidiaries; and (ii) a pledge of all of the capital stock of the Company’s domestic subsidiaries and 65% of the capital stock of certain of the Company’s foreign subsidiaries.

     The Term Loan A Facility is repayable in quarterly installments commencing June 30, 2002 in an aggregate principal amount for each year as follows: $15.0 million in year one, $18.0 million in year two, $21.0 million in year three, and $21.0 million in year four. The Term Loan B Facility is repayable in nominal quarterly installments of approximately $1.4 million commencing June 30, 2002 for the first five years and in substantial quarterly installments during the final year. Prepayments of loans outstanding under the New Senior Secured Bank Credit Facility are permitted at any time without premium or penalty, upon the giving of proper notice. In addition, the Company is required to prepay amounts outstanding under the New Senior Secured Bank Credit Facility in an amount equal to: (i) 50% of the net cash proceeds from any sale or issuance of equity securities by the Company or any of the Company’s subsidiaries, subject to certain exceptions; (ii) 100% of the net cash proceeds from any incurrence of additional indebtedness (excluding certain permitted debt), subject to certain exceptions; (iii) 100% of the net cash proceeds from any sale or other disposition by the Company, or any of the Company’s subsidiaries, of any assets, subject to certain exclusions and reinvestment provisions and excluding certain dispositions in the ordinary course of business; and (iv) 50% of the Company’s “excess cash flow” (as such term is defined in the New Senior Secured Bank Credit Facility) for each fiscal year.

     The New Senior Secured Bank Credit Facility requires the Company to meet certain financial tests, including, without limitation, a minimum fixed charge coverage ratio, a maximum leverage ratio and a minimum interest coverage ratio. In addition, the New Senior Secured Bank Credit Facility contains certain covenants which, among other things, limit the incurrence of additional indebtedness, investments, dividends, transactions with affiliates, asset sales, acquisitions, capital expenditures, mergers and consolidations, prepayments of other indebtedness, liens and encumbrances and other matters customarily restricted in such agreements. The New Senior Secured Bank Credit Facility contains customary events of default, including, without limitation, payment defaults, breaches of representations and warranties, covenant defaults, cross-defaults to certain other material indebtedness in excess of specified amounts, certain events of bankruptcy and insolvency, designated change of control events, certain ERISA events, judgment defaults in excess of specified amounts, and the termination or amendment of certain material agreements of the Company and its subsidiaries if such termination or amendment could reasonably be expected to be materially adverse to the lenders or otherwise have a material adverse effect.

     As required by the terms of the New Senior Secured Bank Credit Facility, the Company’s operating subsidiary has terminated its $50.0 million revolving credit facility with Lehman Commercial Paper Inc. No amounts were outstanding under the facility at the time of its termination.

     Lehman Commercial Paper Inc. serves as Administrative Agent under the New Senior Secured Bank Credit Facility. The text of the Third Amended and Restated Credit Agreement, dated as of May 3, 2002, which governs the New Senior Secured Bank Credit Facility and which contains additional terms and conditions of the facility (the “Third Amended and Restated Credit Agreement”), is included as Exhibit 10.1 hereto and is incorporated herein in its entirety. The text of the related Second Amended and Restated Security Agreement (with Guarantee), dated as of May 3, 2002 (the “Second Amended and Restated Security Agreement”), is included as Exhibit 10.2 hereto and is incorporated herein in its entirety.

     Also as part of the Refinancing, on May 3, 2002, the Company issued and sold $250.0 million aggregate principal amount of its 9 7/8% Senior Notes in a private placement to a group of initial purchasers (the “Initial Purchasers”). The 9 7/8% Senior Notes will be offered for resale by the Initial Purchasers within the United States to qualified institutional buyers and outside the United States to non-U.S. investors. Interest accrues and is payable on the 9 7/8% Senior Notes at a rate of 9 7/8% per annum, and is payable on May 1 and November 1 of each year, beginning November 1, 2002. The 9 7/8% Senior Notes mature on May 1, 2009. The Company may redeem all or a part of the 9 7/8% Senior Notes on or after May 1, 2006. Before May 1, 2005, the Company may redeem up to 35% of the 9 7/8% Senior Notes with the proceeds of certain equity offerings.

     The 9 7/8% Senior Notes are guaranteed on an unsecured senior basis by all of the Company’s domestic subsidiaries (but not including the Company’s Puerto Rican subsidiary). The 9 7/8% Senior Notes are senior unsecured obligations of the Company, rank equally in right of payment with all of the Company’s and the Company’s subsidiary guarantors’ existing and future senior unsecured indebtedness, and rank senior in right of payment to all of the Company’s and the Company’s subsidiary guarantors’ future subordinated unsecured indebtedness. The 9 7/8% Senior Notes are subordinate to the Company’s and the Company’s subsidiary guarantors’ senior secured indebtedness to the extent of the value of the assets securing such indebtedness.

     State Street Bank and Trust Company serves as Trustee for the 9 7/8% Senior Notes. The text of the Indenture, dated as of May 3, 2002, which governs the 9 7/8% Senior Notes and which contains additional terms of the 9 7/8% Senior Notes (the “Indenture”), is included as Exhibit 4.1 hereto and is incorporated herein in its entirety. The text of the forms of the promissory notes and related guarantees issued pursuant to the Indenture on May 3, 2002 (the “Notes”) are included as Exhibit 4.2 hereto and are also incorporated herein in their entirety.

     Pursuant to the terms and conditions of a Registration Rights Agreement by and among the Company, the Company’s subsidiary guarantors, and the Initial Purchaser, dated as of May 3, 2002 (the “Registration Rights Agreement”), the Company and the Company’s subsidiary guarantors have agreed to file a registration statement with the Securities and Exchange Commission relating to an offer to exchange the 9 7/8% Senior Notes and related guarantees for publicly tradeable notes and guarantees on substantially identical terms within a designated time period. The text of the Registration Rights Agreement is included as Exhibit 10.3 hereto and is incorporated herein in its entirety.

Purchase of $89,159,000 Principal Amount of the Company’s 12% Senior Notes.

     Pursuant to the terms of the Tender Offer and Consent Solicitation (the “Tender Offer”) announced by the Company on April 19, 2002, on May 3, 2002, the Company purchased $89,159,000 in aggregate principal amount of its 12% Senior Notes, comprised of all notes tendered on or before April 29, 2002. The expiration date for the Tender Offer, unless extended by the Company, is May 16, 2002, promptly following which any additional 12% Senior Notes tendered will be purchased by the Company. Prior to the commencement of the Tender Offer, the Company had $100,000,000 aggregate principal amount of the 12% Senior Notes outstanding.

     The text of the press release issued by the Company on May 6, 2002 with respect to the completion of the Refinancing is included as Exhibit 99.1 hereto and is incorporated herein in its entirety.

     This report does not constitute an offer to sell or the solicitation of an offer to buy any security of the Company and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering would be unlawful. The 9 7/8% Senior Notes have not been registered under the Securities Act of 1933, as amended, or any state securities laws, and, unless so registered, may not be offered or sold in the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933, as amended, and applicable state securities laws.

     This report contains statements as to the Company’s beliefs and expectations of the outcome of future events that are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from the statements made. Such factors include, but are not limited to: (i) fluctuations in the Company’s operating results because of, among other things, changes in occupancy levels, competition, increases in cost of operations, fluctuations in interest rates and risks of operations; (ii) the growth in the privatization of the corrections and detention industry and the public acceptance of the Company’s services; (iii) general economic and market conditions; and (iv) other factors that could cause results to differ as are described in the filings made from time to time by the Company with the Securities and Exchange Commission. The Company does not undertake any obligation to release publicly any revisions to forward-looking statements made by it to reflect events or circumstances occurring after the date hereof or the occurrence of unanticipated events.

ITEM 7(c). Exhibits.

     The following exhibits are filed as part of this Current Report:

Exhibit
Number	Description of Exhibits

4.1	Indenture.

4.2	Form of Notes.

10.1	Third Amended and Restated Credit Agreement.

10.2	Second Amended and Restated Security Agreement.

10.3	Registration Rights Agreement.

99.1	Company press release, dated May 6, 2002, announcing the completion of the Refinancing.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the undersigned Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 7, 2002	CORRECTIONS CORPORATION OF AMERICA

	By:	/s/ Irving E. Lingo, Jr.

Its: Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description of Exhibits

4.1	Indenture, dated as of May 3, 2002, by and between Corrections Corporation of America, a Maryland corporation (the “Company”), and State Street Bank and Trust Company, as Trustee, governing the Company’s 9 7/8% Senior Notes due 2009 (the “9 7/8% Senior Notes”)

4.2	Form of promissory notes and guarantees for the 9 7/8% Senior Notes in the aggregate principal amount of $250.0 million.

10.1	Third Amended and Restated Credit Agreement, dated as of May 3, 2002, by and among the Company, as Borrower, the several lenders from time to time party thereto, Lehman Brothers Inc., as Sole Lead Arranger and Sole Book-Running Manager, Deutsche Bank Securities Inc. and UBS Warburg LLC, as Co-Syndication Agents, Société Généralé, as Documentation Agent, and Lehman Commercial Paper Inc., as Administrative Agent.

10.2	Second Amended and Restated Security Agreement, dated as of May 3, 2002, made by the Company and certain of its subsidiaries in favor of Lehman Commercial Paper Inc., as Administrative Agent.

10.3	Registration Rights Agreement, dated as of May 3, 2002, by and among the Company, as Issuer, the Company’s subsidiary guarantors, as the Guarantors, and certain others, including Lehman Brothers Inc., as the Initial Purchasers.

99.1	Company press release, dated May 6, 2002, announcing the completion of the Refinancing.